Exhibit 99.1

Professional Diversity Network, Inc. Announces Financial Results for the Quarter Ended June 30, 2026

Chicago, IL, August 14, 2026 (GLOBE NEWSWIRE) — Professional Diversity Network, Inc. (NASDAQ: IPDN), (“IPDN” or the “Company”), a global developer and operator of online and in-person networks that provides access to networking, training, educational and employment opportunities for diverse individuals, today announced its financial results for the quarter ended June 30, 2026.

“During the second quarter of 2026, we continued to streamline our operations and sharpen our strategic focus. The divestiture of NAPW and IAW, Inc. reflects our efforts to focus resources on our core businesses.” said Xun Wu, CEO of Professional Diversity Network, Inc. “Looking ahead, we remain focused on pursuing opportunities that support sustainable growth and long-term shareholder value.”

“During the first half of 2026, we remained focused on disciplined cost management and working capital. We reduced sales and marketing and general and administrative expenses compared with the prior-year period, while our working capital deficit decreased from year-end 2025.” said Bella Gu, CFO of Professional Diversity Network, Inc. “We will continue to carefully manage our cost structure and capital resources as we execute our strategic priorities.”

Second Quarter Financial Highlights:

●	Working capital deficit from continuing operations decreased to approximately $0.9 million, from approximately $4.0 million at year-end 2025.

●	Sales and marketing expenses decreased approximately 29%, and G&A expenses decreased approximately 7% for the first six months of 2026.

●	Completed the divestiture of NAPW Network and IAW, Inc. in July 2026 to focus on core business operations and reduce operating losses.

Financial Results for the Three Months Ended June 30, 2026

Revenues

During the three months ended June 30, 2026, total revenues decreased approximately $460,000, or 28%, to approximately $1,181,000, compared to approximately $1,641,000 in the prior year period, driven by a $300,000 decline in recruitment services, a $142,000 decrease in contracted software development revenue, and a $18,000 decrease in membership and related services.

During the three months ended June 30, 2026, our TalentAlly Network generated approximately $587,000 in revenues compared to approximately $887,000 in revenues during the three months ended June 30, 2025, a decrease of approximately $300,000, or 33.8%. The decrease in the TalentAlly Network segment was due to reduced demand for online recruitment and hiring solutions, consistent with broader market conditions affecting the talent acquisition industry. In addition, certain employers moderated or deferred spending on diversity, equity, and inclusion focused initiatives, which contributed to the decrease in demand for certain of our offerings. The Company continues to monitor these trends and will adjust its operating strategy accordingly.

During the three months ended June 30, 2026, NAPW Network generated approximately $68,000, compared to revenues of approximately $86,000 during the same period in the prior year, a decrease of approximately $18,000, or 20.9%. The decrease in the NAPW Network segment was primarily driven by reduced demand for membership-based professional networking organizations, reflecting broader shifts in market preferences. In addition, reduced access to funding and capital for certain segments of entrepreneurs, including women entrepreneurs, had impacted their ability and willingness to participate in fee-based membership programs and related events, which contributed to lower membership acquisition and renewal activity during the period.

During the three months ended June 30, 2026, RemoteMore revenue was approximately $526,000, compared to revenues of approximately $668,000 during the same period in the prior year, a decrease of approximately $142,000, or 21.3%. The decrease in the RemoteMore segment was due to reduced customer demand for outsourced software development and technical staffing services. Customers continued to exercise greater caution in technology spending, while advancements in AI-driven development tools had enabled some organizations to perform certain development functions with fewer external resources, resulting in lower demand for traditional outsourced development services.

The Company’s licensing service initiatives are in the early stages of development. Since September 2025, the Company has acquired the copyrights to 28 original musical works. As of June 30, 2026, the copyright assets had not generated revenue. The Company is in the process of developing and implementing commercialization strategies, including licensing and promotional activities, for these copyright assets. While management intends to pursue revenue-generating opportunities related to these assets, there can be no assurance as to the timing or extent of any revenue that may be generated.

Costs and Expenses

Cost of revenues: Cost of revenues during the three months ended June 30, 2026 was approximately $719,000, a decrease of approximately $210,000, or 22.6%, from approximately $929,000 during the same period of the prior year. The decrease was primarily attributable to an approximate $122,000 reduction in RemoteMore’s contract costs, consisting of fees paid to external developers, which declined in line with lower related revenues. The decrease was also attributable to an approximate $48,000 reduction in payroll-related costs and an approximate $40,000 reduction in event-related costs, primarily as a result of workforce restructuring and increased system automation.

Sales and marketing expense during the three months ended June 30, 2026 was approximately $339,000, a decrease of approximately $155,000, or 31.4%, from $494,000 during the same period in the prior year. The decrease was predominantly attributed to approximately $33,000 of reduced payroll and commission related costs, $78,000 reduction in marketing and $44,000 related to consulting and software costs. The overall reduction in sales and marketing expenses was driven by lower revenue levels and improved operational efficiency, which collectively resulted in decreased spending across payroll, marketing, consulting, and other related services.

General and administrative expenses decreased by approximately $3,000, or 0.4%, to approximately $671,000 during the three months ended June 30, 2026, as compared to approximately $674,000 during the same period in the prior year. The decrease in expenses was predominantly due to reductions of approximately $3,000 in miscellaneous expenses.

Depreciation and amortization expense during the three months ended June 30, 2026 was approximately $1,193,000, an increase of approximately $1,152,000 or 2,809.8%, compared to approximately $41,000 during the same period in the prior year. The increase was primarily attributable to the amortization of musical works copyrights acquired by the Company, which are being amortized over an estimated 18-month useful life based on the expected peak streaming period.

Net Loss from Continuing Operations, Net of Tax

As a result of the factors discussed above, during the three months ended June 30, 2026, we incurred a net loss from continuing operations of approximately $1,716,000, an increase in the net loss of approximately $1,224,000, compared to a net loss of approximately $492,000 during the three months ended June 30, 2025, primarily driven by approximately $1,156,000 in amortization of acquired musical works copyrights.

Summary of the Quarter’s Financial Information

Amounts in following tables are in thousands except for per share amounts and outstanding shares.

Summary of Financial Position

	June 30,	December 31,
	2026	2025
	(in thousands)
Current Assets:
Cash, cash equivalents and restricted cash	$2,637	$1,467
Other current assets	793	1,093
Total current assets	$3,430	$2,560
Long-term assets	14,355	15,308
Total Assets	$17,785	$17,868

Total current liabilities	$4,377	$6,603
Total long-term liabilities	28	82
Total liabilities	$4,405	$6,685

Total stockholders’ equity	13,954	11,750
Total stockholders’ equity – noncontrolling interests	(574)	(567)
Total liabilities and stockholders’ equity	$17,785	$17,868

Summary of Financial Operations

	Six Months Ended
	June 30,		Change	Change
	2026	2025	(Dollars)	(Percent)
	(in thousands)
Revenues:
Membership fees and related services	$143	$182	$(39)	(21.4)%
Recruitment services	1,213	1,797	(584)	(32.5)%
Contracted software development	1,362	1,156	206	17.8%
Consumer advertising and marketing solutions	12	11	1	9.1%
Total revenues	$2,730	$3,146	$(416)	(13.2)%

Cost and expenses:
Cost of revenues	$1,733	$1,648	$85	5.2%
Sales and marketing	759	1,065	(306)	(28.7)%
General and administrative	1,444	1,553	(109)	(7.0)%
Depreciation and amortization	2,388	82	2,306	2,812.2%
Total pre-tax cost and expenses:	$6,324	$4,348	$1,976	45.4%

Consolidated net loss from continuing operations, net of tax	$(3,572)	$(1,233)	$(2,339)	(189.7)%

Basic and diluted loss per share:
Net loss per share	$(0.34)	$(0.62)

Weighted average outstanding shares used in computing net loss per common share:
Basic and diluted	10,468,680	2,000,903

	Three Months Ended
	June 30,		Change	Change
	2026	2025	(Dollars)	(Percent)
	(in thousands)
Revenues:
Membership fees and related services	$68	$86	(18)	(20.9)%
Recruitment services	581	881	(300)	(34.1)%
Contracted software development	526	668	(142)	(21.3)%
Consumer advertising and marketing solutions	6	6	-	-%
Total revenues	$1,181	$1,641	$(460)	(28.0)%

Cost and expenses:
Cost of revenues	$719	$929	(210)	(22.6)%
Sales and marketing	339	494	(155)	(31.4)%
General and administrative	671	674	(3)	(0.4)%
Depreciation and amortization	1,193	41	1,152	2,809.8%
Total pre-tax cost and expenses:	$2,922	$2,138	$784	36.7%

Consolidated net loss from continuing operations, net of tax	$(1,716)	$(492)	$(1,224)	(248.8)%

Basic and diluted loss per share:
Net loss per share	$(0.15)	$(0.23)

Weighted average outstanding shares used in computing net loss per common share:
Basic and diluted	11,338,888	2,110,059

Summary of Cash Flows from Continuing Operations

	Six Months Ended June 30,
Cash (used in) provided by continuing operations	2026	2025
	(in thousands)
Operating activities	$(955)	$(780)
Investing activities	(15)	(1,304)
Financing activities	2,140	478
Net increase in cash and cash equivalents from continuing operations	$1,170	$(1,606)

Professional Diversity Network, Inc. and Subsidiaries

Non-GAAP (Adjusted) Financial Measures

Adjusted EBITDA is a non-GAAP measure and should not be considered in isolation or as a substitute for GAAP results. It may not be comparable to similarly titled measures used by other companies. Investors should review the reconciliation to the most directly comparable GAAP measure and consider Adjusted EBITDA together with GAAP results. We believe Adjusted EBITDA provides a meaningful representation of our operating performance that provides useful information to investors regarding our financial condition and results of operations. Adjusted EBITDA is commonly used by financial analysts and others to measure operating performance. Furthermore, management believes that this non-GAAP financial measure may provide investors with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. However, while we consider Adjusted EBITDA to be an important measure of operating performance, Adjusted EBITDA and other non-GAAP financial measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Further, Adjusted EBITDA, as we define it, may not be comparable to EBITDA, or similarly titled measures, as defined by other companies.

The following non-GAAP financial information in the tables that follow are reconciled to comparable information presented using GAAP, derived by adjusting amounts determined in accordance with GAAP for certain items presented in the accompanying selected operating statement data.

The adjustments for the three and six months ended June 30, 2026 relate to stock-based compensation, loss attributable to noncontrolling interest, depreciation and amortization, interest and other income and income tax expense (benefit).

	Three Months Ended June 30,
	2026	2025
	(in thousands)
Loss from Continuing Operations, net of tax	$(1,716)	$(492)
Stock-based compensation	31	(15)
Loss attributable to noncontrolling interest	6	16
Depreciation and amortization	1,193	41
Other (expense) income, net	(25)	(4)
Income tax expense (benefit)	-	-
Adjusted EBITDA	$(511)	$(454)

	Six Months Ended June 30,
	2026	2025
	(in thousands)
Loss from Continuing Operations	$(3,572)	$(1,233)
Stock-based compensation	62	22
Loss attributable to noncontrolling interest	7	35
Depreciation and amortization	2,388	82
Other (expense) income, net	(22)	31
Income tax expense (benefit)	-	-
Adjusted EBITDA	$(1,137)	$(1,063)

About Professional Diversity Network

Professional Diversity Network, Inc. (NASDAQ: IPDN) is a holding company and operates two business units: TalentAlly, LLC, and RemoteMore USA, Inc. The Company is currently executing a strategic expansion to complement its existing human capital services with the development of a new initiative focused on a global Real World Asset (RWA) Exchange.

TalentAlly, LLC (“TalentAlly” or “TalentAlly Network”) consists of several online professional job seeker communities dedicated to serving professionals in the United States and employers seeking to hire talent from a wide range of sources with many demographics represented. We use the word “professional” to describe any person interested in TalentAlly’s websites or career fairs presumably for the purpose of career advancement or related benefits offered by the Company, whether or not such person is employed and regardless of the level of education or skills possessed by such person. Leveraging the power of our affinity job seeker groups, these professionals harness the relationships with employers and recruiters to help advance their careers. TalentAlly operate these recruitment affinity groups within the following sectors: Women, Hispanic-Americans, African-Americans, Asian-Americans, persons with disabilities, Military Professionals, and LGBTQ+. In addition, the Company also manages the job seeker websites and career fairs for prominent diverse membership-based organizations, including but not limited to NAACP, National Urban League, and Kappa Alpha Psi. Employers and recruiters benefit from the Company’s relationship with these organizations, which allows them to access a large pool of qualified job seekers in a centralized manner. TalentAlly is 100% owned and operated by IPDN.

RemoteMore USA, Inc. (“RemoteMore USA” or “RemoteMore”) is an innovative, global entity that provides remote-hiring marketplace services for developers and companies. RemoteMore connects companies with reliable, cost-efficient, vetted developers, and empowers software developers to find meaningful jobs regardless of their location. As of June 30, 2026, IPDN owned 84.58% of RemoteMore. The Company consolidates RemoteMore USA’s operations into its consolidated financial statements.

Forward-Looking Statements

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our most recently filed Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” and “would” or similar words. Specifically, statements regarding our development of a Real World Asset Exchange are subject to numerous risks, including but not limited to: our ability to secure sufficient capital to fund the development and launch of the platform; the significant technological challenges in building a secure and scalable exchange; a highly uncertain and evolving regulatory landscape for digital assets and RWAs; intense competition from established financial institutions and other technology companies; our ability to attract asset issuers and investors to a new and unproven platform; and the risk that this new strategic direction may not be successful or generate the expected returns. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. Our most recently filed Annual Report on Form 10-K, together with this press release and the financial information contained herein, are available on our website, www.ipdn.com. Please click on “Investor Relations.”

Investor Inquiries:

investors@ipdn.com

+1 (312) 614-0950

Source: Professional Diversity Network, Inc.

Released August 14, 2026